Exhibit 10.12
GLU MOBILE INC.
SUMMARY OF COMPENSATION TERMS
ERIC R. LUDWIG
The following is a summary of the compensation terms for Eric R. Ludwig, our Senior Vice President, Chief Financial Officer and Chief Administrative Officer:

Annual Salary:	$275,000

Target Cash Bonus:	60% of base salary

Bonus Plan Participation:	Glu Mobile 2011 Executive Bonus Plan